Exhibit 99.1

MATADOR RESOURCES COMPANY PRICES UPSIZED OFFERING

OF $175 MILLION OF ADDITIONAL SENIOR NOTES DUE 2023

DALLAS—December 6, 2016—Matador Resources Company (NYSE: MTDR) (“Matador”) announced today that it has priced an upsized private offering of $175 million aggregate principal amount of its 6.875% Senior Notes due 2023 (the “Additional Notes”). The Additional Notes will be issued at 105.5% of par, plus accrued interest from October 15, 2016. The offering is expected to close on December 9, 2016, subject to customary closing conditions.

The Additional Notes are being offered as additional notes to Matador’s existing $400 million aggregate principal amount of 6.875% Senior Notes due 2023 that Matador issued in a private placement on April 14, 2015. The Additional Notes and the notes issued on April 14, 2015 will be treated as a single class of debt securities and will have identical terms, other than the issue date. However, because Matador is issuing the Additional Notes in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), they initially will not be fungible for trading purposes with the existing notes and will trade under different CUSIP numbers. Following the completion of a registered exchange offer for the Additional Notes, they will be fungible with the existing notes and will trade under the same CUSIP number as the existing notes.

Matador intends to use the net proceeds from this offering to fund the aggregate purchase price for approximately 4,600 net leasehold acres and estimated current net production of approximately 1,150 barrels of oil equivalent per day from wells producing on this acreage in Eddy and Lea Counties, New Mexico as well as approximately 475 net mineral acres in Eddy and Lea Counties, New Mexico, to fund the capital expenditures for a number of midstream initiatives in the Delaware Basin that are either in progress or that Matador expects to begin by the end of the first quarter of 2017, to repay outstanding borrowings under its revolving credit facility and for general corporate purposes, including capital expenditures associated with the addition of a fourth drilling rig.

The Additional Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Additional Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, natural gas, oil and salt water gathering services and salt water disposal services to third parties on a limited basis.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to integrate acquisitions, including the merger with Harvey E. Yates Company; its ability to make other acquisitions on economically acceptable terms; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Capital Markets Coordinator

972-371-5225

investors@matadorresources.com